UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2009

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Annual Incentive Bonuses:

On March 12, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Universal Health Services, Inc. (the “Company”) certified the level of attainment of the 2008 performance goals under the Universal Health Services, Inc. Executive Incentive Plan (the “Plan”) and authorized the payment of an annual incentive bonus to the Executive Officers, as indicated below.

Name	Title	Annual Incentive Bonus for 2008	% of 2008 Annual Base Salary
Alan B. Miller	Chief Executive Officer, President and Chairman of the Board	$3,375,130	250%
Steve G. Filton	Senior Vice President and Chief Financial Officer	$468,500	112%
Debra K. Osteen	Senior Vice President	$451,579	106%
Michael Marquez	Senior Vice President	$468,500	99%
Marc D. Miller	Senior Vice President	$453,523	106%

Consistent with previous years, the amounts of the annual incentive bonuses for Messrs. Alan B. Miller and Filton were derived as a percentage of their annual salaries based on the achievement of corporate performance criteria. Also consistent with previous years, the amounts of the annual incentive bonuses for Ms. Osteen and Messrs. Marquez and Marc D. Miller were derived as a percentage of their annual salaries based on the achievement of divisional and corporate performance criteria. After consultation with Mr. Alan B. Miller, the Committee agreed to modest reductions to the annual incentive bonuses, from the amounts as stipulated pursuant to the Plan, for certain of the Company’s Senior Vice Presidents. The reductions, which have been factored into the respective amounts reflected above, were intended to provide for a relatively narrow range of annual incentive bonus amounts paid to each of the Company’s Senior Vice Presidents in recognition of the equality of each individual’s contributions to our 2008 financial results.

2009 Annual Cash Bonus Performance Goals

On March 12, 2009, the Committee approved specific bonus formulae for the determination of annual incentive compensation for the Company’s executive officers pursuant to the Plan for the year ending December 31, 2009. Under the formulae approved by the Committee, each of the Company’s executive officers was assigned a percentage of such executive officer’s 2009 base salary as a target bonus. The target bonus award indicated below for Mr. Alan B. Miller is stipulated in his employment agreement dated December 27, 2007. The following table shows each executive officer’s target bonus as a percentage of his or her base salary for 2009. The 2009 target awards for each individual are unchanged from the 2008 target awards.

Name	Title	Target Award
Alan B. Miller	President, Chief Executive Officer & Chairman of the Board	100%

Steve G. Filton	Senior Vice President & Chief Financial Officer	50%

Debra K. Osteen	Senior Vice President	50%

Michael Marquez	Senior Vice President	50%

Marc D. Miller	Senior Vice President	50%

Pursuant to the Plan and the formulae approved by the Committee, each executive officer will be entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on the Company’s achievement of a combination of: (i) a specified range of target levels of earnings per share from continuing operations (as defined in our Proxy Statement), and; (ii) a specified range of target levels of return on capital (net income divided by quarterly average net capital) for the year ending December 31, 2009. In addition, with respect to Ms. Osteen and Messrs. Marquez and Marc D. Miller, 25% of their annual incentive bonus for 2009 will be determined using the corporate performance criteria described above and the remaining 75% will be determined using divisional performance criteria based on achievement of specified income targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: March 18, 2009	By:	/s/ Alan B. Miller
	Name:	Alan B. Miller
	Title:	President and Chief Executive Officer

	By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer